United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 17, 2020
Date of Report (Date of earliest event reported)

Priority Technology Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37872	47-4257046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Westside Parkway		30004
Suite 155
Alpharetta,	Georgia
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 935-5961

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value	PRTH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of (1933 §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On June 17, 2020, Priority Technology Holdings, Inc. (the “Company”) held its 2020 annual meeting of stockholders (the “Annual Meeting”). A total of 61,836,660 shares, or approximately 92.2%, of the Company’s outstanding shares of common stock as of the record date for the Annual Meeting, were represented in person through virtual attendance or by proxy at the Annual Meeting, constituting a quorum.

Proposal 1 - Election of Directors.

The Company’s stockholders elected each of the persons listed below to serve as director until the next annual meeting in 2021, or until his earlier resignation, death, or removal. The votes were cast as follows:

Name of Nominee	For	Against	Abstain	Broker Non-Votes

Thomas Priore	53,311,604	2,991,448	11	5,533,597
John Priore	53,544,184	2,758,868	11	5,533,597
Christina Favilla	55,925,019	378,033	11	5,533,597
William Gahan	53,633,505	2,669,547	11	5,533,597
Matthew Kearney	53,570,372	2,732,680	11	5,533,597
Michael K. Passilla	53,656,167	2,646,885	11	5,533,597

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2020

PRIORITY TECHNOLOGY HOLDINGS, INC.

By: /s/ Bradley J. Miller
Name: Bradley J. Miller
Title: General Counsel and Chief Risk Officer